COOPERS                                             Coopers & Lybrand L.L.P.
& LYBRAND
                                                    a professional services firm



                       Consent of Independent Accountants



To the Trustees of Scudder Investment Trust:


We consent to the inclusion in Post-Effective Amendment No. 84 to the Registration Statement of Scudder S&P 500 Index Fund on Form N-1A, of our report dated August 27, 1997 on our audit of the Statement of Assets and Liabilities of the Scudder S&P 500 Index Fund as of August 26, 1997.

We also consent to the reference to our Firm under the caption, "Experts."




                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                               Coopers & Lybrand L.L.P.

August 27, 1997







   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.